UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

PB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37676	47-5150586
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut		06260
(Address of Principal Executive Offices)		(Zip Code)

(860) 928-6501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01.    Other Events.

On January 18, 2017, PB Bancorp, Inc. (the “Company”) announced that its Board of Directors has adopted a stock repurchase program. Under the repurchase program, the Company may repurchase up to 394,020 shares of its common stock, or approximately 5.0% of the current outstanding shares. Repurchases will be made no sooner than the termination of the Company’s regular quarterly trading blackout after the Company publicly releases its results of operations for the fiscal quarter ended December 31, 2016, and consistent with the Company’s trading policies.

A copy of the press release dated January 18, 2017, announcing the stock repurchase program is attached as Exhibit 99.1 to this report.

Item 9.01.   Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Exhibit Description
99.1	Press release dated January 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB Bancorp, Inc.

Dated: January 18, 2017	By: /s/ Thomas A. Borner
Thomas A. Borner
President and Chief Executive Officer